EXHIBIT 10.38.3

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION.***

TECHNICAL TRANSFER AGREEMENT

THIS TECHNICAL TRANSFER AGREEMENT is made and entered into this 8th day of September, 2005 (the “Effective Date”), by and between INYX, INC., having an address at 825 Third Avenue, 40th Floor, New York, New York 10022 (“Inyx”) and KING PHARMACEUTICALS, INC., having an address at 501 Fifth Street, Bristol, Tennessee 37620 (“King”) (each individually a “Party” and collectively the “Parties”).

WITNESSETH THAT

WHEREAS, Inyx has expertise and experience in conducting development and technical transfer services related to the formulation and/or finishing of pharmaceutical products and has both pilot plant and commercial scale facilities to manufacture and package such products and is interested in providing such development, technical transfer and manufacturing services to King in the pharmaceutical area;

WHEREAS, King has a commercial interest in the manufacture and packaging of certain pharmaceutical products presently sold under the Intal® and Tilade® trademarks (hereinafter each individually “Product” and collectively referred to as the “Products”), and, concurrently herewith, the Parties are executing other Collaboration Documents (as defined below) including a definitive Manufacturing and Supply Agreement (the “Supply Agreement”) pursuant to which Inyx would be the manufacturer, packager and supplier of the Products to King; and

WHEREAS, the parties have entered into that certain Collaboration Agreement between King and Inyx, dated of even date herewith (the “Collaboration Agreement”), for the purpose of pursuing a collaboration relating to the development, marketing and promotion of Products; and

WHEREAS, in anticipation of the Supply Agreement and the goods and services that Inyx will supply thereunder, the Parties desire to enter into a binding agreement pursuant to which Inyx would undertake certain technical transfer services for King in order to validate and scale up King’s technology package and prepare Inyx’s facilities for the manufacture and packaging of the Products.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Inyx and King hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically defined in this Agreement, each capitalized term used herein will have the meaning assigned to such term in the Collaboration Agreement. In addition, the following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

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“Agreement” means this Technical Transfer Agreement, and all schedules and annexes attached hereto, as it may from time to time be supplemented or modified by written amendment(s) signed by the parties.

“Assignor” has the meaning set forth in Section 2.9.

“cGMP Regulation” means Current Good Manufacturing Practices (i) as promulgated under the Act, at 21 CFR 210 and 211, as the same may be amended or re-enacted from time to time and (ii) as required by Law in Canada, as applicable.

“Chemicals and Materials” means the chemicals (other than Drug Substance) and other materials, such as cartons and bottles, required to manufacture the Product.

“Collaboration Agreement” has the meaning set forth in the recitals.

“Collaboration Documents” means, collectively, this Agreement, the Collaboration Agreement, the Quality Agreement, the Supply Agreement, the Marketing and Promotion Agreement, and the Development Agreement.

“Confidential Information” has the meaning set forth in Section 3.1(a).

“Drug Substance” means with respect to the Products, the active ingredient cromolyn sodium micronized stage 9 for Intal and nedocromil sodium dried stage 11 for Tilade in a form intended for further processing into a pharmaceutical formulation, and which contains at least each active ingredient and may contain inert ingredients but is not in a final formulation intended for administration to patients, and shall not include other Chemicals and Materials.

“Effective Date” has the meaning set forth in the recitals.

“Facility” means Inyx’s production facility located in Manati, Puerto Rico or other Inyx facilities as mutually agreed upon, and as approved by the FDA.

“Intal” means the cromolyn sodium inhaler pharmaceutical product in a chloro-fluoro-carbon (CFC) propellant driven inhaler and more particularly identified in NDA# 18-887, and amendments thereto.

“Inyx” has the meaning set forth in the recitals.

“King” has the meaning set forth in the recitals.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country, supranational entity or any domestic or foreign state, province, county, city or other political subdivision of any regulatory authority.

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“Manufacturing Process” means the process for manufacturing the Product which is developed, adapted, validated and/or confirmed during Inyx’s performance of the Services hereunder using King’s technology package.

“Services” mean the services described in Exhibit 1.

“Specifications” means the specifications established or otherwise approved by King for the Products.

“Term” has the meaning set forth in Section 7.1.

“Tilade” means the nedocromil sodium pharmaceutical product in a chloro-fluoro-carbon (CFC) propellant driven inhaler and more particularly identified in NDA# 19-660, and any amendments thereto.

ARTICLE 2

SERVICES

2.1    Description of Services. Inyx shall perform the Services (as outlined in Exhibit 1 hereto) including any modifications and additions thereto agreed upon by the Parties to develop and confirm the Manufacturing Process, and to establish Specifications for manufacturing and packaging Tilade and packaging Intal. Inyx shall use its commercially reasonable efforts to complete the Services in a timely fashion in accordance with a schedule agreed upon by the Parties.

2.2    * * *

2.3    King’s Responsibilities. To assist Inyx in its performance of this Agreement, King shall provide Inyx, in a timely fashion, with all relevant information, documentation and data (including without limitation information, any documentation and data relating to product safety and information, documentation and data, including NDA numbers, NDC codes, etc., necessary for Inyx to drug list the product) necessary or appropriate for Inyx’s performance hereunder. If requested by Inyx to provide support or information, King shall provide such reasonable and necessary support or information in order to perform the Services under this Agreement (or an explanation of the legitimate reason for any delay and a projected date by which such support or information will be provided) within five (5) business days of Inyx’s request. In the event King is to review or approve any information, documentation, data or samples prepared or supplied by or on behalf of Inyx, it shall complete such review and approval process within five (5) business days. Inyx shall cooperate with King in the performance of this Agreement and shall deal honestly and in good faith with King. It is understood and acknowledged by the Parties that King shall retain ownership of the NDA to the Products and any supplements thereto, and is responsible for the NDA submission documents and all correspondence with the FDA.

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2.4    Inyx Responsibilities. Inyx shall ensure that any and all Drug Substance, components, and materials supplied by Inyx are suitable for use under this Agreement, comply with all applicable Laws and regulations (including without limitation those relating to the import of such materials) and receive all required governmental and regulatory approvals, including without limitation customs and FDA approvals. Furthermore, Inyx shall provide to King all documentation necessary to support King’s submissions to the FDA, or any responses to questions raised by the FDA, which are necessary for FDA approval of Inyx’s Manati, Puerto Rico site as the manufacturing, testing and packaging site for King’s Products. Inyx shall notify King promptly if an authorized agent of a regulatory agency visits its manufacturing and packaging facility where the Products are being manufactured, packaged or quality tested. Inyx shall provide copies of all regulatory correspondence related to the Products to King within forty-eight (48) hours of receipt. King shall have fifteen (15) days to review such correspondence and to provide comments to Inyx. Should Inyx choose not to include or address King’s comments when responding to the regulatory agency, then Inyx shall provide King a reason in writing as to why King’s comments were not included or addressed.

2.5    Reporting/Transfer of Results / Project Managers. Inyx shall respond to King’s inquiries regarding the status of the Services on an ongoing basis, and Inyx shall endeavor to keep King informed of interim results. Inyx shall provide copies of all analytical, cleaning, and process validation protocols and summaries for King’s review, comments and approval prior to implementation and execution. Once such protocols and summaries have been approved and executed, copies shall be provided to King. Upon request, Inyx shall provide to King an Intal and Tilade development report which summarizes the implementation efforts of the Services at the Facility. Inyx and King will each appoint a Project Manager, who will meet as needed to resolve any issues or problems associated with the Services. Upon reasonable request by King and without unduly interfering with Inyx’s business operations, King shall have the right to visit the Inyx manufacturing, packaging and testing site for the Products.

2.6    Dispute Resolution.

(a)    The Parties recognize that disputes may arise from time to time during the term of this Agreement that relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the parties agree to follow the procedures set forth in this Section 2.6 if and when a dispute arises under this Agreement.

(b)    Unless otherwise specifically recited in the Agreement, disputes between the Parties under this Agreement shall be first referred to the AMC by either Party as soon as reasonably possible after such dispute has arisen. If the AMC is unable to resolve such a dispute within fifteen (15) days of being requested by a Party to resolve such dispute, either Party may, by written notice to the other, have such dispute referred to their respective executive officers designated below or their designees, for attempted resolution by negotiations within fifteen (15) days after such notice is received. The designated officers are as follows:

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For King: Brian Markison, President & CEO
King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Facsimile: (423) 989-8006

For Inyx:  Dr. Jack Kachkar, Chairman & CEO
Inyx, Inc.
825 Third Avenue, 40th Floor
New York, NY 10022
Telephone: (212) 838-1111
Facsimile: (212) 838-0060
Email: jkachkar@inyxinc.com

In the event such designated officers are unable to resolve such dispute, the decision of King, with respect to regulatory and manufacturing matters relating to the Product(s) shall be binding on the parties, as long as Inyx’s cGMP status as to regulatory and manufacturing matters is not compromised by such decision. Notwithstanding the foregoing, this Paragraph shall not apply to determinations as to whether either Party is in breach of any of its obligations under this Agreement.

2.7    Ownership of Tangible Materials. King shall retain ownership of all information, documents and materials which King provides to Inyx in connection with the performance of the Services hereunder, and King shall have the right to use, all reports, documents and other tangible materials which Inyx provides to King in the performance of the Services. Any such Confidential Information, documents, and materials shall be subject to Article 3. Furthermore, King will have sole and exclusive ownership of all right, title, and interest on a worldwide basis, with full rights to license or sublicense, subject to the licenses granted Inyx in the Collaboration Documents, in and to any and all
(a)    the Products and New Products,

(b)    Technology transferred to Inyx’s facilities pursuant to this Agreement,

(c)    Technology and Patent Rights as they exist as of the Effective Date, and

(d)    any Improvements to the Technology and all associated Patent Rights, developed after the Effective Date during the Term, whether developed by King or Inyx or jointly by King and Inyx and any permitted Third Parties, including all rights to any Technology and Patent Rights related to Excluded New Products;

provided that such ownership of right, title, and interest does not extend to the Inyx Respiratory Products.

2.8    Inventions Disclosure and Generally. Each Party will promptly provide the AMC with written notice concerning all Improvements that are conceived, made, or developed by employees or Consultants of either of them or their Affiliates, whether alone or jointly with the other Party or its Affiliates or with permitted Third Parties. Such notice will be treated as the Confidential Information of King hereunder. The provisions of Section 2.7 and 2.8 and 2.9 will apply to rights in Improvements conceived, made, or developed by King or Inyx, or both, during the course of carrying out the Collaboration Program.

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2.9    Assignment. Inyx agrees to, and hereby does, and will cause each of its employees, Consultants, Affiliates, and permitted sublicensees (collectively with Inyx, the “Assignors”) to, transfer, assign, and convey exclusively to King, its successors and assigns, forever, the entire right, title, and interest in and to all Improvements developed by each such Assignor, alone or jointly with each other or King, including all intellectual property rights associated therewith. Inyx further agrees, and will cause the other Assignors, (i) to promptly provide King with written notice, in sufficient detail, of any Improvements such Assignor makes pursuant to the Collaboration Documents and (ii) to provide King with such additional information and to execute and deliver, and to cause the other Assignors to execute and deliver, any documents or take any other actions or otherwise cooperate with King as may reasonably be necessary, or as King may reasonably request, to document, enforce, protect, or otherwise perfect King’s rights in any Improvement, including filing any applicable patent applications.

2.10    Employees. Inyx agrees to have each employee enter into a written agreement with Inyx that includes an assignment to Inyx, or directly to King with respect to all Improvements, of all right, title, and interest in and to all work product and all inventions arising during the course of his or her employment with Inyx in connection with such Improvements or the Collaboration Program, and all intellectual property rights attaching thereto.

2.11    Non-Compete. Inyx acknowledges and agrees that it is subject to the non-competition provisions of Section 7.1 of the Collaboration Agreement, which provisions will continue throughout the term of the Collaboration Agreement notwithstanding the termination or expiration of this Agreement.

ARTICLE 3

CONFIDENTIALITY

3.1    Nondisclosure Obligations. (a) Each party acknowledges that it may receive confidential or proprietary information (the “Confidential Information”) of the other party in the performance of the Collaboration Documents, including information obtained or reviewed in connection with any audits or investigations performed pursuant to this Agreement. Each party will hold confidential and will not, directly or indirectly, disclose, publish, or use for the benefit of any Third Party or itself, except in carrying out its duties under the Collaboration Documents, any confidential or proprietary information of the other party or confidential or proprietary information jointly developed by the parties, without first having obtained the furnishing party’s written consent to such disclosure or use. “Confidential Information” will include know-how, scientific information, clinical data, efficacy and safety data, adverse event information, formulas, methods and processes, specifications, pricing information (including discounts, rebates, and other price adjustments), and other terms and conditions of sales, customer information, business plans, and all other intellectual property. The Patent Rights and Technology will be deemed the Confidential Information of King. The restrictions in this Article 3 will not apply to any information that:

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(i)    is or becomes part of the public domain other than by unauthorized acts of the receiving party or its Affiliates, sublicensees, Consultants, and contractors, as applicable;

(ii)    can be shown by written documentation to have been disclosed to the receiving party or its Affiliates or sublicensees by a Third Party who was not otherwise prohibited from transmitting the information to the receiving party by a contractual, legal, or fiduciary obligation of confidence to the disclosing party;

(iii)    prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates or sublicensees, provided such information was not obtained directly or indirectly from the other party hereto pursuant to a confidentiality agreement;

(iv)   can be shown by written documentation to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement, including without reference to the Confidential Information of the disclosing party;

(v)    is disclosed by the receiving party pursuant to oral questions, interrogatories, requests for information or documents, subpoena, or a civil investigative demand of a court or governmental agency; provided, however, that the receiving party notifies the other party promptly following receipt thereof so that the other may seek a protective order or other appropriate remedy to prevent or limit such disclosure; and provided further that the receiving party furnishes only that portion of the information that it is advised by counsel is legally required and imposes such obligations of secrecy as are possible in that regard;

(vi)   is required or permitted to be disclosed by the receiving party under any statutory, regulatory, or similar legislative requirement or any rule of any stock exchange to which it or any Affiliate is subject; provided, however, that the other party will be allowed to review the proposed disclosure and the receiving party agrees to consider in good faith any proposed revisions thereof provided to the receiving party within two (2) business days of the other party’s receipt of the proposed disclosure, and the parties will seek confidential treatment for such disclosure as permitted by applicable law; or

(vii)   is required by authorities to obtain Regulatory Approval.

(b)    The receiving party agrees that it will disclose the Confidential Information only to its employees and Consultants who need to know such Confidential Information for such party to perform its obligations hereunder. The receiving party agrees (i) to inform all of its employees and Consultants who receive Confidential Information of the confidential nature thereof and to direct all such employees and Consultants to treat the Confidential Information confidentially in accordance with this Agreement; (ii) to be responsible for any breach of the Agreement by any of its employees and Consultants; and (iii) to make all reasonable, necessary, and appropriate efforts to safeguard the Confidential Information from disclosure other than as permitted hereby, which will include requiring all employees and Consultants who have access to Confidential Information of the disclosing party to execute written obligations to maintain the same in confidence and not to use such information except as expressly permitted under the Collaboration Documents. Each party agrees to enforce confidentiality obligations to which its employees and Consultants are obligated.

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(c)    Upon the expiration or termination of this Agreement or upon request of the disclosing party, the receiving party will return to the disclosing party any and all Confidential Information of the disclosing party and any reproductions thereof.

(d)    The obligations set forth in this Article 3 will survive the termination or expiration of this Agreement for a period of five (5) years (or, in the case of any Confidential Information identified as a trade secret by the disclosing party at the time of disclosure, for so long as such trade secret Confidential Information is susceptible of remaining a trade secret).

3.2    Terms of this Agreement. The Parties agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable Laws.

3.3    Injunctive Relief. The Parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 3 and Sections 2.8 through 2.10 by either Party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each Party may be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 3 and Sections 2.8 through 2.10.

ARTICLE 4

INYX’S REPRESENTATIONS,
WARRANTIES AND COVENANTS

Inyx represents, warrants and covenants to King as follows:

4.1    Commercially Reasonable Efforts. Inyx shall use its commercially reasonable efforts to perform the Services in accordance with the agreed upon timeline, which is attached as Exhibit 2 (the “Timeline”). In the event Inyx is not able to meet the Timeline, Inyx will provide written notice to King of such inability as soon as practical, but in any event, within seventy-two (72) hours of discovering such inability.

4.2    Qualified Personnel and Services. Inyx shall engage and employ professionally qualified personnel to perform the Services contemplated hereunder. Inyx represents and warrants that there is no claim, suit, proceeding, or other investigation pending, or to the actual knowledge of Inyx, overtly threatened against Inyx which is likely to prevent or materially adversely affect the rights and interests of King hereunder. Inyx represents and warrants that neither it nor any member of its staff has been disqualified or debarred by the FDA for any purpose. If during the Term of this Agreement, Inyx becomes aware that Inyx or any member of its staff is or is about to become disqualified or debarred, Inyx will provided immediate written notice of same to King. Inyx represents and warrants, to the best of its knowledge, that neither it nor any member of its staff has been charged with or convicted under federal law for conduct relating to the development or approval of any NDA or Abbreviated New Drug Application (“ANDA”), or otherwise relating to the regulation of any drug product under any relevant statute, law, or regulation. If at any time Inyx or any member of its staff is charged with or convicted under federal law for conduct relating to the development or approval of any NDA or ANDA, or otherwise relating to the regulation of any drug product under any relevant statute, law, or regulation, Inyx will provide immediate written notice of same to King. Inyx represents and warrants that it shall comply in all material respects with all Laws applicable to the conduct of its business pursuant to this Agreement, including, but not limited to, the Act. Inyx hereby warrants that the Services provided for herein will be performed in accordance with the cGMP Regulations and applicable Laws.

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4.3    Disclaimer. THE FORGOING EXPRESS WARRANTIES AND THOSE IN ARTICLE 5 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENTS, AND ALL OTHER WARRANTIES ARE HEREBY DISCLAIMED AND EXCLUDED BY EACH PARTY.

ARTICLE 5

GENERAL REPRESENTATION AND WARRANTIES

Each Party represents, warrants and covenants to the other as follows:

5.1    Power and Authorization. It has all requisite power and authority (corporate and otherwise) to enter into this Agreement and has duly authorized by all necessary action the execution and delivery hereof by the officer or individual whose name is signed on its behalf below.

5.2    No Conflict. Its execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, Laws or regulations applicable to it or by which it may be bound.

5.3    Enforceability. This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights and except as enforcement is subject to general equitable principles.

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5.4    Compliance with Applicable Laws. Each Party shall comply with all applicable Laws in connection with the performance of this Agreement.

ARTICLE 6

INDEMNIFICATION

6.1    Indemnification by King. Except as otherwise provided in Section 6.2 below, King shall indemnify, defend and hold Inyx, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any Third Party damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or connected with (a) King’s negligent acts or omissions or willful misconduct in connection with King’s activities in support of Inyx’s performance of the Services hereunder, (b) King’s material breach of any of its warranties, representations, or covenants hereunder, or (c) a claim that the Services or the manufacture or handling of the Product infringes a United States patent or any other proprietary rights, if it is a claim related to the use of King’s technology and know-how.

6.2    Indemnification by Inyx. Except as otherwise provided in Section 6.1 above, Inyx shall indemnify, defend and hold King, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any Third Party damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) resulting from any Third Party claims or suits arising solely out of (a) the Services or the handling of the Products; (b) Inyx’s material breach of any of its warranties, representations, or covenants hereunder; (c) Inyx’s negligent acts or omissions or willful misconduct in its performance of the Services or the manufacture, packaging, labeling, or storing of the Product; or (d) a claim that the Services or the manufacturing or handling of the Products infringes a United States patent or any other proprietary rights as the claim relates to the use of Inyx technology and know-how.

6.3    Indemnification Procedures. A Party which intends to claim indemnification under this Article 6 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification. The Indemnitor shall be in charge of and control of any such investigation, negotiation, compromise, settlement and defense and shall have the right to select counsel with respect thereto, provided that the Indemnitor shall promptly notify the Indemnitee of all developments in the matter. In no event shall the Indemnitor or Indemnitee compromise or settle any such matter without the prior written consent of the other Party, who shall not be bound by any such compromise or settlement absent such prior consent, which shall not be unreasonably withheld or delayed; provided that the Indemnitee will have no right to withhold its consent to any settlement if the settlement involves only the payment of money by the Indemnitor or its insurer. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

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6.4    Survival of Indemnification Obligations. The provisions of this Article 6 shall survive the expiration or termination of this Agreement.

6.5    Disclaimer of Consequential Damages. In no event shall either Party be liable to the other Party for incidental, special, or consequential damages, including, but not limited to, any claims for damages based upon lost profits.

ARTICLE 7

TERM AND TERMINATION

7.1    Term. Subject to Section 2.2 and the provisions of this Article 7, this Agreement shall remain in full force and effect unless and until terminated or expired in accordance with the provisions of this Article (the “Term”).

7.2    Termination by Mutual Agreement. This Agreement may be terminated at any time upon mutual written agreement between the Parties.

7.3    Termination for Default. Each Party will have the right to terminate this Agreement at any time upon written notice to the other Party, if such other Party breaches in a material way any of the representations, warranties, covenants, or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default is not cured or, if the breach or default is not capable of being cured within sixty days, commenced to be cured and diligently pursued, in each case, within sixty (60) days after written notice is given to the breaching Party specifying the breach or default.

7.4    Bankruptcy; Insolvency. To the extent permitted by law, each Party will have the right to terminate this Agreement immediately upon notice to the other Party, if such other Party is declared bankrupt or insolvent, if there is an assignment for the benefit of creditors, or if a receiver is appointed or proceedings commenced (and not dismissed within sixty (60) days), voluntarily or involuntarily, under any bankruptcy or similar law.

7.5    Termination by King. (a) Subject to the terms of Section 7.5(b) below, King will have the right to terminate this Agreement immediately upon written notice to Inyx if there is a Change of Control of Inyx.

(b)    Notwithstanding Section 7.5(a) above, if, at least thirty (30) days prior to any Change of Control of Inyx, Inyx notifies King of a contemplated Change of Control and provides King with a Change of Control Notice, King shall not have the right to terminate this Agreement upon occurrence of such Change of Control unless it notifies Inyx in writing within fifteen (15) days of its receipt of such Change of Control Notice of its decision to terminate this Agreement. In the event that King does notify Inyx, as provided herein, of King’s intent to terminate this Agreement upon a Change of Control of Inyx, Inyx shall have seven (7) days from such notice to terminate the contemplated Change of Control prior to its completion and have this Agreement remain in full force and effect; provided that any such termination of a Change of Control will not be deemed a waiver of King’s ability to exercise its rights under this Section 7.5 with respect to any future Change of Control of Inyx.

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7.6    Effects of Termination of this Agreement. Should either King or Inyx exercise their right to terminate this Agreement (but not in the event of an expiration of this Agreement as set forth in Section 7.9), then all other Collaboration Documents will concurrently terminate.

7.7    No Release. Neither the termination nor expiration of this Agreement will release or operate to discharge either Party from any liability or obligation that may have accrued prior to such termination or expiration. Any termination of this Agreement as provided herein will not be an exclusive remedy but will be in addition to any remedies whatsoever that may be available to the terminating Party.
7.8    Obligations. Notwithstanding the giving of any notice of termination pursuant to this Article 7, each Party will continue to fulfill its obligations under this Agreement at all times until the effective date of any such termination or expiration.

7.9    Expiration. This Agreement shall expire and the Supply Agreement shall become effective upon King’s approval and release of *** validation lots of the Products for commercial sale, and technical transfer shall be considered complete at such time. The technical transfer must occur within *** of King’s initial purchase order for Products.

7.10   Rights and Duties Upon Termination. Upon termination of this Agreement and in accordance with Sections 7.2, 7.3, 7.4, 7.5, and 7.6 Inyx shall, as promptly as practicable, (i) cease work on the Services, and (ii) turn over to King all results and information obtained during the Services (whether in written or electronic form) which are then in Inyx’s possession and which are the property of King in accordance with Article 2 of this Agreement.

7.11   Payments Upon Termination. The expiration or termination of this Agreement pursuant to this Article 7 will not release either Party from any obligation to pay to the other Party any amounts accrued under this Agreement with respect to the period prior to the effective date of such expiration or termination.

ARTICLE 8

FORCE MAJEURE

8.1    Effect of Force Majeure. Neither Party will be liable to the other Party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such Party’s control including acts of God, civil disorders or commotions, acts of aggression, fire, explosions, floods, drought, war, sabotage, embargo, utility failures, material shortages, a national health emergency, or appropriations of property. A Party whose performance is affected by a force majeure event will take prompt action using its reasonable best efforts to remedy the effects of the force majeure event.

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8.2    Termination. If, as a result of force majuere, Inyx is unable to fully perform its obligations hereunder for any consecutive period of one hundred eighty (180) days, King shall have the right to terminate this Agreement, upon providing written notice to Inyx, such termination to be effective thirty (30) days from the date of such notice.

ARTICLE 9

NOTICES

9.1    Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement will be in writing and will be deemed to have been duly given if sent by registered post, nationally recognized overnight courier, or confirmed facsimile transmission to a Party (followed by hard copy by mail), or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other:

If to King:

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Attn: President
Facsimile: (423) 989-8006

with a copy to:

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Attn: Executive Vice President and General Counsel
Facsimile: (423) 989-6282

and

Jones Day
222 East 41st Street
New York, New York 10017
Attn: John J. Hyland, Esq.
Facsimile: (212) 755-7306

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If to Inyx:

Inyx, Inc.
825 Third Avenue
40th Floor
New York, New York 10022
Attn: Chairman and CEO
Facsimile: (212) 838-0060

with a copy to:

Bennett Jones LLP
10th Floor, 10035-105 Street
Edmonton, Alberta
Canada T5J 3T2
Attn: Enzo J. Barichello, Q.C.
Facsimile: (780) 421-7951

Any such notice or other document will be deemed to have been received by the addressee three (3) business days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by overnight courier, by hand, or is given by facsimile, simultaneously with the transmission or delivery thereof.

ARTICLE 10

MISCELLANEOUS

10.1    Entire Agreement. This Agreement with the Exhibits and Schedules attached hereto, together with the other Collaboration Documents, contains all of the terms agreed to by the Parties regarding the subject matter hereof and thereof and supersede any prior agreements, understandings, or arrangements between them, whether oral or in writing. This Agreement may not be amended, modified, altered, or supplemented except by means of a written agreement or other instrument executed by both of the Parties hereto. No course of conduct or dealing between the Parties will act as a modification or waiver of any provisions of this Agreement.

10.2    Relationship of the Parties. The Parties hereto are acting and performing as independent contractors, and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency, or principal and agent. Neither Party is the agent of the other, and neither Party may hold itself out as such to any other Party. All financial obligations associated with each Party’s business will be the sole responsibility of such Party.

10.3    Publicity. Any press release, publicity or other form of public written disclosure related to this Agreement prepared by one Party shall be submitted to the other Party prior to release for approval, which approval shall not be unreasonably withheld by such other Party.

10.4    Use of Party’s Name. Except as expressly provided or contemplated hereunder and except as otherwise required by applicable law, no right is granted pursuant to this Agreement to either Party to use in any manner the trademarks or name of the other Party, or any other trade name, service mark, or trademark owned by or licensed to the other Party in connection with the performance of the Agreement. Notwithstanding the above, either Party shall be permitted to use the other Party’s name and marks, as may be required under applicable Law, in connection with securities or other public filings.

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10.5    Severability. In the event that any of the provisions or a portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction or a governmental authority, such provision or portion of provision will be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal, or unenforceable, and the validity, legality, and enforceability of the enforceable portion of any such provision and the remaining provisions will not be adversely affected thereby.

10.6    Assignment Inyx may not assign or otherwise transfer this Agreement or any interest herein or right hereunder, without the prior written consent of King, and any such purported assignment, transfer, or attempt to assign or transfer any interest herein or right hereunder will be void and of no effect. King may freely assign and otherwise transfer this Agreement or any interest herein or right hereunder without Inyx’s consent. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

10.7    Governing Law. This Agreement will be construed under and in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of law principles.

10.8    Consent to Jurisdiction. Each of the Parties hereby submits to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Eastern District of New York in any action or proceeding arising out of or relating to this Agreement and to the jurisdiction of the appellate courts to which appeals are required to be taken from any of the foregoing. Each of the Parties waives any defense of inconvenient forum to the maintenance of any such action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.1 above. Nothing in this Section 10.8, however, will affect the right of any Party to serve legal process in any other manner permitted by law or equity.

10.9    Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.10   Continuing Obligations. Termination, assignment or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

10.11   Non-Waiver. The failure of either Party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and will not be construed as, a waiver of such term or right, and will in no way affect that Party’s right later to enforce or exercise such term or right.

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10.12   Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (b) the terms and provisions of this Agreement will be construed fairly as to each Party hereto and not in favor of or against either Party regardless of which Party was generally responsible for the preparation or drafting of this Agreement.

10.13   Exhibits, Schedules and Attachments. Any and all exhibits, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

10.14   Third Party Beneficiaries. This Agreement is not intended to confer upon any non-party rights or remedies hereunder, except as may be received or created as part of a valid assignment.

10.15   Further Assurances. Each of Inyx and King agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such additional assignments, agreements, documents, and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with the Collaboration Documents or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, the Collaboration Documents.

10.16   Certain Expenses and Commissions. Except as otherwise expressly set forth in this Agreement or the other Collaboration Documents, the Parties hereto will each pay all their costs and expenses, including legal and accounting fees, incurred in connection with the preparation, negotiation, execution, and delivery of the Collaboration Documents and will indemnify and hold the other harmless from and against any and all other claims or liabilities for such costs and expenses incurred by reason of any action taken by any such Party.

10.17   Counterparts. This Agreement will become binding when any one or more counterparts hereof, individually or taken together, will bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as against the Party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

CONFIDENTIAL TREATMENT

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

King Pharmaceuticals, Inc.	Inyx, Inc.

/s/ Brian Markison	/s/ Jack Kachkar
Brian Markison President and CEO	Jack Kachkar Chairman and CEO

CONFIDENTIAL TREATMENT

EXHIBIT 1

SERVICES

INTAL CFC 200 & 112 DOSE

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EXHIBIT 2

TIMELINE

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CONFIDENTIAL TREATMENT